This Prospectus Supplement is
                                                filed pursuant to Rule 424(b)(2)
                                                under Registration Statement
                                                No. 33-40309.

PROSPECTUS SUPPLEMENT dated                     Pricing Supplement No. 16
June 30, 1997 to PROSPECTUS
dated May 9, 1991.

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                               TEXACO CAPITAL INC.
                                   SERIES 1992
                                MEDIUM-TERM NOTES
                                  Guaranteed by
                                   Texaco Inc.

                 Notes Due More Than 9 Months From Date of Issue

Principal Amount:               U.S. $25,000,000.00  Maturity Date:             June 30, 2022
Specified Currency:             U.S. Dollar          Extendible:                No
Fixed Rate Note:                8.750%               Final Maturity Date:       N/A
                                                     Issue Price:               99.800%
Zero-Coupon Note:               No                   Record Dates:              N/A
                                                     Interest Payment Dates:    June 30 and December 31
Floating Rate Note:             No                   Original Issue Date:       June 30, 1997
  Base Rate:                    N/A                  Book-Entry Note:           Yes
  - CD Rate:                    N/A                  Certificated Note:         No
  - Commercial Paper Rate:      N/A                  Redemption Provisions:     No
  - Federal Funds Rate:         N/A                  Repayment Provisions:      No
  - LIBOR:                      N/A                  Currency Indexed Note:     No
  - Treasury Rate:              N/A                  - Denominated Currency:    N/A
  Initial Interest Rate:        N/A                  - Indexed Currency:        N/A
  Interest Reset Period:        N/A                  - Face Amount:             N/A
  Interest Reset Dates:         N/A                  - Base Exchange Rate:      N/A
  Interest Determination Dates: N/A                  - Calculation Agent:       N/A
  Interest Payment Period:      N/A                  - Reference Dealer:        N/A
  Interest Payment Dates:       N/A                  Commodity Indexed Notes:   No
  Index Maturity:               N/A                  Other Terms:               No
  Maximum Interest Rate:        N/A
  Minimum Interest Rate:        N/A
  Spread:                       N/A
  Spread Multiplier:            N/A
  Issuer Able to Change Spread
    or Spread Multiplier:       N/A
                                                     N/A
                                                     Name of Agent              N/A

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